EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert W. Thomas, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of FoxHollow Technologies, Inc. on Form 10-Q for the period ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of FoxHollow Technologies, Inc.

Date: November 1, 2005	By:	/s/ ROBERT W. THOMAS
Robert W. Thomas President, Chief Executive Officer and Director (Principal Executive Officer)

I, Matthew B. Ferguson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of FoxHollow Technologies, Inc. on Form 10-Q for the period ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of FoxHollow Technologies, Inc.

Date: November 1, 2005	By:	/s/ MATTHEW B. FERGUSON
Matthew B. Ferguson Chief Financial Officer (Principal Accounting and Financial Officer)